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                                                                   Exhibit 4.1.2


            SECOND SUPPLEMENTAL INDENTURE ("Second Supplemental Indenture"), dated as of March 19, 2003, among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), each of the Guarantors named herein, as guarantors, and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as Trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Indenture (as defined herein).

            WHEREAS, pursuant to an Indenture dated as of June 11, 1998 among the Company, the Guarantors named therein and the Trustee (the "Original Indenture"), the Company issued its 9 7/8% Senior Subordinated Notes due 2008, Series A and Series B (the "Notes");

            WHEREAS, the Original Indenture was amended by a certain First Supplemental Indenture dated as of January 15, 1999 among the Company, the Guarantors named therein and the Trustee (the Original Indenture, as so amended, the "Indenture");

            WHEREAS, Mineral Resource Technologies, LLC, a Guarantor under the Indenture, was merged with and into MRT Management Corporation ("MMC") and MMC changed its name to Mineral Resource Technologies, Inc. and remains a Guarantor and Restricted Subsidiary;

            WHEREAS, The Prince Manufacturing Company, a Pennsylvania corporation, was merged with and into The Prince Manufacturing Company, an Illinois corporation ("Prince Illinois"), and Prince Illinois remains as a Gurarantor and Restricted Subsidiary;

            WHEREAS, in accordance with the Indenture, the Company has obtained the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to certain amendments (the "Amendments") to the Indenture as set forth in this Second Supplemental Indenture;

            WHEREAS, pursuant to Sections 9.02 and 12.16 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee, together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, are authorized to amend or supplement the Indenture as set forth in this Second Supplemental Indenture;

            WHEREAS, the Company, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this Second Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.
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            NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Notes as follows:

            Section 1. Section 6.01 (Events of Default) of the Indenture is hereby amended as follows:

            (a) Section 6.01 (iii). Section 6.01 (iii) of the Indenture is amended by adding after the word "Notes" and before the semicolon the following: ", provided that if the inclusion of Odda Holdings SA and Odda Smeltaverk SA in any such covenant, agreement or warranty in the term 'Restricted Subsidiary' would result in such failure, then the term 'Restricted Subsidiary' shall exclude Odda Holdings SA and Odda Sweltaverk SA".

            (b) Section 6.01 (iv). Section 6.01(iv) of the Indenture is amended by adding the words "(other than Odda Holdings SA and Odda Smeltaverk SA)" following the words "any Restricted Subsidiary" appearing therein.

            (c) Section 6.01(v). Section 6.01(v) of the Indenture is amended by adding the words "(other than Odda Holdings SA and Odda Smeltaverk SA)" following the words "any Restricted Subsidiary" appearing therein.

            (d) Section 6.01(vi). Section 6.01(vi) of the Indenture is amended by adding the words "(other than Odda Holdings SA and Odda Smeltaverk SA)" following the words "any Significant Subsidiary" in each place such words appear therein.

            (e) Section 6.01(vii). Section 6.01(vii) of the Indenture is amended by adding the words "(other than Odda Holdings SA and Odda Smeltaverk SA)" following the words "any Significant Subsidiary" in each place such words appear therein.

            Section 2. The Company agrees that the Trustee is permitted and hereby authorizes the Trustee to place a notation about this Second Supplemental Indenture on the Notes in accordance with the provisions of Section 9.05 of the Indenture.

            Section 3. The Trustee accepts this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

            Section 4. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof. Except as otherwise expressly provided for in this Second Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.
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            Section 5. The recitals contained in this Second Supplemental
Indenture shall be taken as the statements made solely by the Company and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of
(i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

            Section 6. This Second Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors and the Trustee.

            SECTION 7. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 8. This Second Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

                                  PHILIPP BROTHERS CHEMICALS, INC.


                                  By:    /s/ Jack C. Bendheim
                                         ---------------------------------------
                                          Name:       J. C. Bendheim
                                          Title:      President


                                  C.P. CHEMICALS, INC., as Guarantor


                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President


                                  PHIBRO-TECH, INC., as Guarantor


                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President


                                  MINERAL RESOURCE TECHNOLOGIES, INC.,
                                  as Guarantor

                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President


                                  PRINCE AGRIPRODUCTS, INC., as Guarantor


                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President
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                                  PHIBROCHEM, INC., as Guarantor


                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President


                                  PHIBROCHEMICALS, INC., as Guarantor


                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President


                                  WESTERN MAGNESIUM CORP., as Guarantor


                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                          Name:       David C. Storbeck
                                          Title:      Vice President


                                  THE PRINCE MANUFACTURING COMPANY,
                                  as Guarantor

                                  By:    /s/ David C. Storbeck
                                         ---------------------------------------
                                         Name:       David C. Storbeck
                                          Title:      Vice President


                                  JPMORGAN CHASE BANK, as Trustee


                                  By:    /s/ Gerald L. Hill
                                         ---------------------------------------
                                          Name:       Gerald L. Hill
                                          Title:      Authorized Officer